                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/X/ Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
/ / Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                                ImmunoGen, Inc.
                (Name of Registrant as Specified In Its Charter)

                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

   1) Title of each class of securities to which transaction applies:

   2) Aggregate number of securities to which transaction applies:

   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

   4) Proposed maximum aggregate value of transaction:

   5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   1) Amount Previously Paid:

   2) Form, Schedule or Registration Statement No.:

   3) Filing Party:

   4) Date Filed:

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

[LETTERHEAD]

                                                                     May 6, 1996

Dear Shareholder:

     You are cordially invited to attend a Special Meeting of Shareholders of ImmunoGen, Inc. to be held at 10:00 a.m. on Thursday, June 6, 1996 at the offices of the Company, 148 Sidney Street, Cambridge, Massachusetts.

     At the Special Meeting the Company will seek shareholder approval of a proposal to amend and restate the Company's Restated Articles of Organization to increase the number of authorized shares of the Company's common stock. The Board of Directors recommends approval of this proposal. Such other business will be transacted as may properly come before the Special Meeting.

     Whether you plan to attend the Special Meeting or not, it is important that you promptly complete, sign, date and return the enclosed proxy card in accordance with the instructions pertaining to the card. This will ensure your proper representation at the Special Meeting.

                                            Sincerely,

                                            /S/ Mitchel Sayare

                                            MITCHEL SAYARE

           YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR PROXY PROMPTLY.

                                IMMUNOGEN, INC.
                               148 SIDNEY STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-4239


                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS


To the Shareholders of
  ImmunoGen, Inc.:

     Notice is hereby given that a Special Meeting of Shareholders of ImmunoGen, Inc. (the "Company") will be held at the offices of the Company, 148 Sidney Street, Cambridge, Massachusetts, on Thursday, June 6, 1996 at 10:00 a.m. Boston time for the following purposes:

     1. To consider and act upon a proposal to amend and restate the Company's Restated Articles of Organization to increase the number of authorized shares of Common Stock from 20 million to 30 million shares.

     2. To transact such other business as may properly come before the Meeting or any adjournment(s) thereof.

     Only shareholders of record at the close of business on April 18, 1996 will receive notice of the Meeting and be entitled to vote at the Meeting or any adjournment(s) thereof. The transfer books will not be closed.

     You are cordially invited to attend the Meeting in person, if possible. WHETHER YOU PLAN TO ATTEND THE MEETING OR NOT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE ENCLOSED FOR THIS PURPOSE. The Proxy is revocable by the person giving it at any time prior to the exercise thereof by written notice received by the Company, by delivery of a duly executed proxy bearing a later date, or by attending the Meeting and voting in person.

                                            By order of the Board of Directors

                                            LOGO

                                            Clerk

May 6, 1996

                                IMMUNOGEN, INC.
                               148 SIDNEY STREET
                      CAMBRIDGE, MASSACHUSETTS 02139-4239
                        -------------------------------

                                PROXY STATEMENT

                        -------------------------------
          ------------------------------------------------------------

                        SPECIAL MEETING OF SHAREHOLDERS

          ------------------------------------------------------------

                           TO BE HELD ON JUNE 6, 1996

                              GENERAL INFORMATION

     Introduction. This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of ImmunoGen, Inc. (the "Company") of Proxies for use at a Special Meeting of Shareholders of the Company to be held at the offices of the Company, 148 Sidney Street, Cambridge, Massachusetts on Thursday, June 6, 1996 at 10:00 a.m. and at any adjournments thereof (the "Meeting"), and, together with the enclosed Form of Proxy, is being mailed to the shareholders on or about May 6, 1996.

     Revocability of Proxies. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Meeting and voting in person.

     Cost of Solicitation. The entire cost of this solicitation will be paid by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable expenses in forwarding solicitation material to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, telex, telecopy and personal solicitation by directors, officers or employees of the Company. No additional compensation will be paid for such solicitation. In addition, the Company has hired Morrow & Co. to act as its proxy solicitation agent to assist in the solicitation of proxies for the Meeting. The Company estimates that the fee payable to Morrow & Co. for such services will be approximately $5,000.

     Quorum and Voting. Only shareholders of record of the Company's 15,530,355 shares of Common Stock, $.01 par value, (the "Common Stock") outstanding as of the close of business on April 18, 1996, will be entitled to vote. Each share of Common Stock is entitled to one vote at the Meeting. The presence, in person or by Proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. No appraisal rights exist for any action to be taken at the Meeting.

           PROPOSAL 1:  INCREASE IN AUTHORIZED SHARES OF COMMON STOCK

     The Company's Board of Directors recommends that the shareholders consider and approve a proposal to amend and restate the Corporation's Restated Articles of Organization to increase the authorized shares of Common Stock, $.01 par value per share, from 20,000,000 to 30,000,000 shares. The additional shares of Common Stock for which authorization is sought would be identical to the shares of Common Stock of the Company now authorized. Holders of Common Stock do not have preemptive rights to subscribe to additional securities which may be issued by the Company.

     The Company's reserve of authorized but unissued and unreserved Common Shares has been depleted in the past year primarily as a result of the conversion of the Company's 7% subordinated convertible debentures, issued in an August 1995 private placement, into 2,753,269 shares of Common Stock. After giving effect to the 3.9 million shares the Company has agreed to reserve for issuance in connection with the first installment of the debenture transaction described below, the Company currently has approximately 11,320 unissued and unreserved shares available for issuance.

     On March 15, 1996, the Company and Capital Ventures International ("CVI") executed a Securities Purchase Agreement pursuant to which the Company agreed to sell $5 million of convertible debentures (the "Debentures") to CVI in a private placement. The transaction will take place in two installments: $2.5 million of Debentures were issued on March 25, 1996 and the remaining $2.5 million will be issued upon approval by the Company's shareholders of this proposal to increase the Company's authorized shares of Common Stock.

     The Debentures earn interest at a rate of nine percent per annum and can be converted into shares of the Company's Common Stock at any time according to a predetermined formula providing for a discount from the market price of the Common Stock. If the conversion takes place after June 13, 1996, CVI also will receive warrants to purchase additional shares of Common Stock equal to one-half of the number of shares issued upon conversion of the Debentures (the "Warrants"). These Warrants would be exercisable at $4.00 per share and expire five years after the date of conversion. The Company has agreed to reserve a sufficient number of shares of Common Stock for issuance upon full conversion of both of the Debentures and full exercise of the Warrants. In that regard, the Company has agreed to reserve at least 8,900,000 shares of Common Stock, subject to adjustment as appropriate.

     The Board believes that the increase in the authorized Common Stock is in the best interest of the Company and its shareholders. Under its agreement with CVI, the Company will only receive the second installment of $2.5 million if the Shareholders approve the amendment at the Meeting. If the Company does not obtain the additional $2.5 million under the Debenture financing or another financing on acceptable terms in order to maintain operations, it could be forced to curtail or discontinue its operations.

     If the Shareholders approve this proposal, the Company has agreed to reserve an additional 5 million shares for issuance in connection with the debenture financing. The Company may be required to issue some of the additional shares on conversion of the Debentures and the exercise of the Warrants, after giving effect to the shares reserved for issuance upon exercise of stock options and warrants. Assuming that the Warrants are issued, the minimum number of shares issuable upon conversion of the Debentures and exercise of the Warrants is an aggregate of approximately 3 million shares. The number of shares required to be issued could increase if the market price for the Common Stock decreases below $2.93 per share and a conversion occurs at or below that price. If the price of the Common Stock were to drop below $1.00 per share, the number of shares required to be issued could exceed 8,900,000.

     The proposed amendment also may give the Company a sufficient number of unreserved and unissued shares to raise capital and pursue other transactions which management believes enhance shareholder value. Any remaining unissued and unreserved shares may be issued in the future by the Board of Directors, without further shareholder approval (unless required by applicable laws, regulations or rules), for such corporate purposes as the Board may deem in the best interest of the Company. In addition to raising capital through equity financings, the additional shares of Common Stock for which approval is sought may also be used to purchase assets or services and compensate employees or consultants. Other than in connection with the Debentures and Warrants, the Company has no current plans with respect to the issuance of the additional shares of Common Stock.

     The increase in the authorized shares proposed by the Board is substantial and is designed to provide flexibility to the Company's management. The issuance of a significant amount of additional authorized Common Stock, however, will result in significant dilution of the beneficial ownership interests and/or voting power of the Company's Shareholders.

     The additional shares of Common Stock for which authorization is sought could be used for purposes that might be deemed to be in defense of a potential takeover threat. For example, shares of Common Stock could be issued to purchasers favoring the Board of Directors, thereby making removal of the incumbent Board more difficult and making acquisition of a sufficient number of shares to accomplish a takeover more costly. The Company does not presently contemplate using any of the authorized shares of Common Stock for such purposes.

     THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK ENTITLED TO VOTE AT THE MEETING IS REQUIRED TO AUTHORIZE THE PROPOSED INCREASE IN THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK, WITH ABSTENTIONS AND BROKER NON-VOTES BEING TREATED AS VOTES AGAINST THE PROPOSAL.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of April 1, 1996 by (i) each person or entity known by the Company to be a beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each Director of the Company, (iii) the Company's Chief Executive Officer and to each executive officer of the Company whose total annual salary and bonus exceeded $100,000 for the fiscal year ended June 30, 1995, and (iv) all current executive officers and Directors of the Company as a group. Except as otherwise indicated, each shareholder has sole voting and investment power with respect to the shares beneficially owned.

                                                                                    PERCENTAGE
                                                            NUMBER OF SHARES        OF SHARES
                   NAMES AND ADDRESS OF                       BENEFICIALLY         BENEFICIALLY
                    BENEFICIAL OWNER**                           OWNED                OWNED
                   --------------------                     ----------------       ------------
Aeneas Venture Corporation(2).............................      1,176,159(1)            7.6%(1)
600 Atlantic Avenue Boston,
Massachusetts 02210


Capital Ventures International(3).........................      1,500,000               8.8%
One Capitol Place
P.O. Box 1787 GT
Grand Cayman
Cayman Islands, BWI


Mitchel Sayare(4).........................................        378,625(1)            2.4%(1)
Michael R. Eisenson(5)....................................       --                   --
Stuart F. Feiner(6).......................................          2,100(1)          *
Donald E. O'Neill(7)......................................          7,500(1)          *
Walter A. Blattler(8).....................................        201,311(1)            1.3%(1)

                                                                                    PERCENTAGE
                                                            NUMBER OF SHARES        OF SHARES
                   NAMES AND ADDRESS OF                       BENEFICIALLY         BENEFICIALLY
                    BENEFICIAL OWNER**                           OWNED                OWNED
                   ---------------------                    ----------------       ------------
Carol A. Gloff(9).........................................         47,500(1)             *
Frank J. Pocher(10).......................................        166,311(1)            1.1%(1)
All current executive officers and Directors as a group
  (8 persons)(11).........................................        848,047(1)            5.2%(1)

- ---------------

   * Represents beneficial ownership of less than 1% of the Common Stock.

  ** Addresses are given for beneficial owners of more than 5% of the outstanding Common Stock only.

 (1) Share ownership includes shares of Common Stock issuable upon exercise of certain outstanding options as described in the footnotes below.

 (2) Includes 7,500 shares of Common Stock which Aeneas Venture Corporation may acquire upon the exercise of Director's options within 60 days after April 1, 1996.

 (3) Assumes conversion of the $2.5 million principal amount Debenture at a conversion price of $2.50 per share of Common Stock and issuance of related Warrants to purchase 500,000 shares of Common Stock at $4.00 per share. Excludes the $2.5 million principal amount Debenture which Capital Ventures International will acquire upon approval of the proposal to be presented at the Meeting to increase the number of authorized shares of Common Stock, and also excludes Warrants related to that Debenture.

 (4) Includes 240,625 shares of Common Stock which Mr. Sayare may acquire upon the exercise of options within 60 days after April 1, 1996.

 (5) Michael R. Eisenson, a Director of the Company, is President and Chief Executive Officer of Harvard Private Capital Group, Inc. The outstanding capital stock of Harvard Management Company, Inc., the parent company of Harvard Private Capital Group, Inc., and Aeneas Venture Corporation is owned by The President and Fellows of Harvard College. Mr. Eisenson owns no shares of Common Stock and disclaims beneficial ownership of the shares owned by Aeneas Venture Corporation. Pursuant to an agreement among the Company, Aeneas Venture Corporation and Mr. Eisenson, grants of stock options in respect of Mr. Eisenson's service as a Director are granted directly to Aeneas Venture Corporation.

(6) Stuart F. Feiner, a Director of the Company, is the Executive Vice President, General Counsel and Secretary of Inco Limited, which owns 11,856 shares of Common Stock. He is also President of Inco Securities Corp., a subsidiary of Inco Limited, which owns 258,947 shares of Common Stock, and Chairman of the general partner of North American Partners Limited Partnership II, which owns 19 shares of Common Stock. Mr. Feiner disclaims beneficial ownership of the shares of Common Stock held by each of such shareholders. Mr. Feiner individually owned 2,100 shares as of April 1, 1996. He is also named as direct owner of a non-qualified option to acquire 10,000 shares of Common Stock granted by the Company in July 1992, which option is exercisable with respect to 7,500 shares within 60 days after April 1, 1996; however, Mr. Feiner disclaims all beneficial interest in the derivative securities and underlying shares pursuant to an arrangement made between Mr. Feiner and Inco Limited, assigning all benefit to that entity.

 (7) Consists of 7,500 shares of Common Stock which Mr. O'Neill may acquire upon the exercise of options within 60 days after April 1, 1996.

 (8) Includes 156,311 shares of Common Stock which Dr. Blattler may acquire upon the exercise of options within 60 days after April 1, 1996.

 (9) Consists of 47,500 shares of Common Stock which Dr. Gloff may acquire upon the exercise of options within 60 days after April 1, 1996.


(10)Includes 156,311 shares of Common Stock which Mr. Pocher may acquire upon the exercise of options within 60 days after April 1, 1996.

(11) See also footnotes (4), (5), (6), (7), (8), (9) and (10).

                    SHAREHOLDER PROPOSALS AND OTHER MATTERS

     In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting in 1996, a shareholder proposal must be received by the Company no later than June 12, 1996. Proposals should be delivered in writing to ImmunoGen, Inc., 128 Sidney Street, Cambridge, Massachusetts 02139-4239.

     The Board of Directors does not know of any other matters which will be brought before the Meeting. If other business is properly presented for consideration at the Meeting, it is intended that the shares represented by the enclosed Proxy will be voted by the persons voting the Proxies in accordance with their judgment on such matters.

     In order that your shares may be represented if you do not plan to attend the meeting, and in order to assure the required quorum, please complete, sign, date and return your Proxy promptly.

                                            By order of the Board of Directors

                                            JONATHAN L. KRAVETZ, ESQ.
                                            Clerk

May 6, 1996

PROXY                           IMMUNOGEN, INC.                            PROXY

                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                            OF IMMUNOGEN, INC. FOR A
                        SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON JUNE 6, 1996

The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement dated May 6, 1996, and does hereby appoint Mitchel Sayare and Frank J. Pocher, or either of them, the undersigned's attorneys-in-fact and proxies, with full power of substitution in each, for and in the name of the undersigned, with all the powers the undersigned would possess if personally present, hereby revoking any proxy heretofore given, to appear and represent and vote all shares of Common Stock of ImmunoGen, Inc. which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at the offices of the Company, 148 Sidney Street, Cambridge, Massachusetts on Thursday, June 6, 1996, at 10:00 a.m. and at any adjournments thereof.

             FILL IN REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE
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The shares represented hereby will be voted as directed herein.  If no direction is indicated, such shares will be voted FOR Item 1.

                                                        ----------------
                                                        I plan to attend
                                                           the meeting.
                                                        ----------------

Item 1. To approve the proposal to
amend and restate the Corporations
Restated Articles of Organization to
increase the authorized shares
of Common Stock from 20 million to
30 million shares.

    FOR   AGAINST  ABSTAIN
    / /    / /      / /

     IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                                THIS PROXY MAY BE REVOKED IN WRITING AT
                                ANY TIME PRIOR TO THE VOTING THEREOF.

                        Please date and sign exactly as name appears on this card. Joint owners should each sign. Please give full title when signing as executor, administrator, trustee, attorney, guardian for a minor, etc. Signatures for corporations and partnerships should be in the corporate or firm name by a duly authorized person. Please return this proxy promptly in the enclosed envelope.

                        Signature:
                                  ---------------------------------------
                        Signature:
                                  ---------------------------------------
                        Date:
                              --------------------------------------------
                        Date:
                              --------------------------------------------


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"PLEASE MARK INSIDE BLUE BOXES SO THAT
DATA PROCESSING EQUIPMENT WILL RECORD
YOUR VOTES"
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